                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

                                 Amendment No. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Champion Enterprises, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Michigan                                   38-2743168
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

2701 Cambridge Court, Suite 300,
Auburn Hills, Michigan                         48326
------------------------------------------     ----------------
(Address of principal executive offices)       (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.
   [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
   [ ]

Securities Act Registration statement file number to which this form relates:        001-09751
                                                                                --------------------

                                                                                   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                        Name of Each Exchange on Which
         Title of each class to be so registered                        Each Class is to be Registered
         ---------------------------------------                        ------------------------------
             Preferred Stock Purchase Rights                     New York Stock Exchange, Inc.
                                                                 Chicago Stock Exchange, Incorporated
                                                                 The Pacific Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.

Item 1. Description of Securities to be Registered.

         On October 10, 2002, Champion Enterprises, Inc. (the "Company") and Harris Trust and Savings Bank (the "Rights Agent") amended the Rights Agreement (the "Rights Agreement"), dated as of January 9, 1996, between the Company and the Rights Agent. The Amendment amends the defined term "Final Expiration Date" changing it from February 5, 2006 to December 31, 2002, which will have the effect of terminating the Rights Agreement by its terms on December 31, 2002.

         The Amendment is attached as an exhibit hereto, and is incorporated herein by reference. Except as incorporated by reference herein, the description of the Rights Agreement set forth in the Registration Statement on Form 8-A initially filed by the Company with the Securities and Exchange Commission on January 11, 1996, as amended to date, remains in full force and effect.

Item 2. Exhibits.

         Exhibit
         Number   Description

           1 Form of certificate representing Rights (included as Exhibit B to the Form of Rights Agreement previously filed as Exhibit 2 to the Company's Registration Statement on Form 8-A filed on January 11, 1996 and incorporated herein by reference).

           2 Rights Agreement dated as of January 9, 1996, between Champion Enterprises, Inc. and Harris Trust and Savings Bank (previously filed as Exhibit 2 to the Company's Registration Statement on Form 8-A filed on January 11, 1996 and incorporated herein by reference).

           3* Amendment to Rights Agreement, dated as of October 10, 2002, to the Rights Agreement dated as of January 9, 1996, between Champion Enterprises, Inc. and Harris Trust and Savings Bank.

         *    Filed herewith.








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

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 30, 2002                    CHAMPION ENTERPRISES, INC.



                                          By:     /s/ John J. Collins, Jr.
                                                  ------------------------------
                                                  John J. Collins, Jr.
                                                  Senior Vice President &
                                                  General Counsel
















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

EXHIBIT INDEX

         Exhibit
         Number   Description

           1 Form of certificate representing Rights (included as Exhibit B to the Form of Rights Agreement previously filed as Exhibit 2 to the Company's Registration Statement on Form 8-A filed on January 11, 1996 and incorporated herein by reference).

           2 Rights Agreement dated as of January 9, 1996, between Champion Enterprises, Inc. and Harris Trust and Savings Bank (previously filed as Exhibit 2 to the Company's Registration Statement on Form 8-A filed on January 11, 1996 and incorporated herein by reference).

           3* Amendment to Rights Agreement, dated as of October 10, 2002, to the Rights Agreement dated as of January 9, 1996, between Champion Enterprises, Inc. and Harris Trust and Savings Bank.

         *    Filed herewith.








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